Exhibit 12

                         CRESTAR FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                             Year Ended December 31,
                                                                    1996           1995           1994        1993         1992
Income before income taxes                                       $  323,259    $  350,459     $  329,448    $ 264,751   $ 152,646

Add
    Portion of rents represenative of the interest factor             9,167         8,537          8,317        7,842       8,032
    Interest on deposits                                            502,773       493,301        404,995      383,648     502,628
    Interest on short-term borrowings                               144,797       133,709         79,192       51,893      42,012
    Interest on long-term debt                                       49,499        50,038         38,756       33,056      27,034
    Amortization of debt expense                                        339           280            261          171         128
                                                                 ----------    ----------     ----------    ---------   ---------
        Income as adjusted                                       $1,029,834    $1,036,324     $  860,969    $ 741,361   $ 732,480
                                                                 ==========    ==========     ==========    =========   =========

Fixed charges
    Portion of rents represenative of the interest factor        $    9,167    $    8,537     $    8,317    $   7,482   $   8,032
    Interest on deposits                                            502,773       493,301        404,995      383,648     502,628
    Interest on short-term borrowings                               144,797       133,709         79,192       51,893      42,012
    Interest on long-term debt                                       49,499        50,038         38,756       33,056      27,034
    Amortization of debt expense                                        339           280            261          171         128
    Interest capitalized                                                485         1,376            954        1,179       1,226
                                                                 ----------    ----------     ----------    ---------   ---------
        Fixed charges                                            $  707,060    $  687,241     $  532,475    $ 477,789   $ 581,060
                                                                 ==========    ==========     ==========    =========   =========

Ratio of earnings to fixed charges
    Excluding interest on deposits                                      2.6           2.8            3.6          3.8         2.9
    Including interest on deposits                                      1.5           1.5            1.6          1.6         1.3



                         CRESTAR FINANCIAL CORPORATION
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)

                                                                       Year Ended December 31,
                                            1996              1995              1994               1993               1992
Income before income taxes            $     323,259      $     350,459     $     329,448     $     264,751   $      152,646

Add
    Portion of rents represenative
      of the interest factor                  9,167              8,537             8,317             7,842            8,032
    Interest on deposits                    502,773            493,301           404,995           383,648          502,628
    Interest on short-term borrowings       144,797            133,709            79,192            51,893           42,012
    Interest on long-term debt               49,499             50,038            38,756            33,056           27,034
    Amortization of debt expense                339                280               261               171              128
                                      -------------      -------------     -------------     -------------   --------------
        Income as adjusted            $   1,029,834      $   1,036,324     $     860,969     $     741,361   $      732,480
                                      =============      =============     =============     =============   ==============

Preferred dividend requirements       $          -       $           -     $           -     $       2,221   $        2,475
Effective income tax rate                     32.5%               38.4%             34.7%             32.2%            23.2%
    Preferred dividend
      factor on pretax basis                     -                   -                 -             3,276            3,223
Fixed charges
    Portion of rents represenative
      of the interest factor                  9,167              8,537             8,317             7,842            8,032
    Interest on deposits                    502,773            493,301           404,995           383,648          502,628
    Interest on short-term borrowings       144,797            133,709            79,192            51,893           42,012
    Interest on long-term debt               49,499             50,038            38,756            33,056           27,034
    Amortization of debt expense                339                280               261               171              128
    Interest capitalized                        485              1,376               954             1,179            1,226
                                      -------------      -------------     -------------     -------------   --------------
        Fixed charges                       707,060            687,241           532,475           477,789          581,060
                                      -------------      -------------     -------------     -------------   --------------
        Fixed changes and
          preferred dividends         $     707,060      $     687,241     $     532,475     $     481,065   $      584,283
                                      =============      =============     =============     =============   ==============

Ratio of earnings to fixed
  charges and preferred dividends
    Excluding interest on deposits               2.6               2.8               3.6               3.7              2.8
    Including interest on deposits               1.5               1.5               1.6               1.5              1.3
